UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2009
VALIANT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53487	26-2871644

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 N. University Drive, Suite 810, Coral Springs, Florida	33071

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 419-1835
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2009, Valiant’s Board of Directors appointed Aarif Dohad as Chairman of the Board. Mr. Dohad is the husband of Cheryl Rager, who is currently the majority stockholder of Valiant. Mr. Dohad has been a director of Valiant since April 2009 and with his family is the majority shareholder of the entity from which Valiant purchased the domestic franchise operating assets. Prior to his association with that entity, Mr. Dohad was a principal and operated a risk management firm servicing insurance companies and major corporate clients. Mr. Dohad also has significant experience with the sale of life support medical equipment to public and private health care facilities in India and East Africa.
In addition, on May 29, 2009, the Board of Directors adopted resolutions approving the entering into employment agreements for the following senior executives: Steven Turner, President; John Rowsell, Senior Vice President of Franchise Relations; Gregory L. Greenland, Vice President of Corporate Development; and John T. Titus, Vice President of Finance. The form of employment agreement, which is attached to this Form 8-K as Exhibit 10.1, provides for 3-year agreements, with automatic one-year renewals on expiration absent required notice of non-renewal by either party. The agreement may be terminated by Valiant for cause or without cause and in certain other instances, or by the executive for any reason or in the event of death or disability. The agreement provides for a base annual salary for the executive, with annual increases not to be less than 8% per year. The executive is entitled to participate in any retirement, health or other benefit plans or programs. In the event of termination of the agreement prior to the end of the term by Valiant without cause or by the executive for good reason (as such term is defined), the executive will be owed his accrued salary and any bonus earned but not yet paid, as well as one month’s salary and the immediate vesting of any stock options. In the event of a change of control (as defined), the executive shall be owed his accrued salary and any bonus earned but not yet paid, as well as three months salary and paid health insurance or other fringe benefits, and the immediate vesting of any stock options. As part of the agreement, the executive has agreed to keep certain information confidential, not to compete with Valiant during the term of the agreement and for a one year period after termination of the agreement, nor solicit any employee of the Company or any subsidiary or franchisee.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.
10.1	Form of Employment Agreement for certain executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALIANT HEALTHCARE, INC.
By:	/s/ Aarif Dohad
	Name:	Aarif Dohad
	Title:	Chairman of the Board
Dated: June 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employment Agreement for certain executives.

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